Exhibit 99.1

Trean Insurance Group Receives Stockholder Approval of Proposed Merger

Transaction Anticipated to Close in April 2023

WAYZATA, Minn. and NEW YORK, NY, April 18, 2023 – Trean Insurance Group, Inc. (Nasdaq: TIG) (“Trean” or the “Company”), a leading provider of products and services to the specialty insurance market, announced that at the Special Meeting of Stockholders (the “Special Meeting”) held earlier today, the Company’s stockholders approved the Agreement and Plan of Merger entered into by the Company with affiliates of Altaris, LLC (collectively with its affiliates, “Altaris”) (the “Merger Agreement”) providing for the proposed merger of the Company with an affiliate of funds managed by Altaris (the “Merger”).

The proposal to adopt the Merger Agreement and approve the Merger was supported by 87.3% of the total shares outstanding entitled to vote at the Special Meeting, as well as 71.4% of the outstanding shares beneficially owned by the “Unaffiliated Stockholders” (as defined in the Merger Agreement). The final voting results of the Special Meeting will be filed by the Company in a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”).

The Company currently anticipates that the proposed transaction will be completed in April 2023.

About Trean Insurance Group, Inc.

Trean Insurance Group, Inc. (Nasdaq: TIG) provides products and services to the specialty insurance market. Trean underwrites specialty casualty insurance products both through its program partners and its own managing general agencies. Trean also provides its program partners with a variety of services including issuing carrier services, claims administration and reinsurance brokerage. Trean is licensed to write business across 49 states and the District of Columbia. For more information, please visit www.trean.com.

About Altaris

Altaris is a healthcare investment firm with an exclusive focus on building companies that deliver value to the healthcare system through innovation and efficiency. Since inception in 2003, Altaris has invested in 49 healthcare companies which have generated significant value appreciation for investors. Altaris is headquartered in New York City and manages approximately $5.0 billion of equity capital. For more information, please visit www.altariscap.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains and the Company’s other filings and press releases may contain forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding the Company’s expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, the Company. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: (i) the risk that the Merger pursuant to the Merger Agreement may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company’s common stock; (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, including in circumstances requiring the Company to pay a termination fee; (iv) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results, and business generally; (v) risks that the proposed transaction disrupts the Company’s current plans and operations; (vi) the Company’s ability to retain and hire key personnel in light of the proposed transaction; (vii) risks related to diverting management’s attention from the Company’s ongoing business operations; (viii) unexpected costs, charges, or expenses resulting from the proposed transaction; (ix) potential litigation relating to the Merger that could be instituted against Altaris, the Company, or their respective directors, managers or officers, including the effects of any outcomes related thereto; (x) certain restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xi) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war or hostilities, or pandemics, including the COVID-19 pandemic, as well as management’s response to any of the aforementioned factors; (xii) other risks described in the Company’s filings with the SEC, such risks and uncertainties described under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K filed with the SEC on March 16, 2023 and subsequent filings; and (xiii) those risks and uncertainties that are described in the definitive proxy statement that was filed with the SEC on March 16, 2023 (the “Definitive Proxy Statement”), including any considerations taken into account by the Special Committee (as defined in the Merger Agreement) and the Board of Directors (as defined in the Merger Agreement) in approving the Merger Agreement and recommending to the Company’s stockholders that they adopt and approve the Merger Agreement. While the list of risks and uncertainties presented here, and the discussion of risks and uncertainties presented in the Definitive Proxy Statement, is considered representative, no such list or discussion should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, and legal liability to third parties and similar risks, any of which could have a material adverse effect on the completion of the Merger and/or the Company’s consolidated financial condition, results of operations, or liquidity. The forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS

Investor Relations
investor.relations@trean.com
(952) 974-2260